EXHIBIT B

ORGANIZATIONAL CHART SHOWING THE RELATIONSHIP OF EACH EWG OR FOREIGN UTILITY COMPANY TO ASSOCIATE COMPANIES IN THE HOLDING COMPANY SYSTEM

WPS RESOURCES CORPORATION *

Wisconsin Public Service Corporation
WPS Leasing, Inc.
Wisconsin Valley Improvement Company (26.97% ownership)
Wisconsin River Power Company (50% ownership)
The Lakes Development Corporation
WPS Investments, LLC (approximately 73% ownership)
American Transmission Company LLC (approximately 15% ownership)
ATC Management Inc. (11.7% ownership)

WPS Investments, LLC (approximately 4% ownership)

WPS Nuclear Corporation
Nuclear Management Company, LLC (20% ownership)

WPS Visions, Inc.

Badger Energy Services, LLC (12.50% ownership)

WPS Resources Capital Corporation
WPS Energy Services, Inc.
WPS-ESI Gas Storage, LLC (81.50% ownership)
WPS Energy Services of Canada Corp.
WPS Power Development, Inc.
PDI Stoneman, Inc.
Mid-American Power, LLC (66-2/3% ownership)**
WPS Canada Generation, Inc.**
WPS New England Generation, Inc.**
PDI Operations, Inc.
WPS Northern Nevada, LLC
Mid-American Power Ventures, LLC (75% ownership)
Neulite Industries of Wisconsin, LLC (50% ownership)
Renewable Fibers International, LLC (33-1/3% ownership)
Wisconsin Woodgas LLC
Wisconsin Energy Operations LLC (49% ownership)
ECO Coal Pelletization #12 LLC (70% ownership)
Synfuel Solutions, LLC (33.33% ownership)
Synfuel Solutions Operating, LLC
Sunbury Holdings, LLC
Sunbury Generation, LLC**
Penfield Collieries, LLC
WPS Westwood Generation, LLC **
WPS Empire State, Inc.**
WPS Beaver Falls Generation, LLC
WPS Niagara Generation, LLC
WPS Syracuse Generation, LLC
WPS Niagara Properties, Inc.
WPS Syracuse Properties, Inc.
Combined Locks Energy Center, LLC**

Upper Peninsula Power Company
WPS Investments, LLC (approximately 23% ownership)
American Transmission Company LLC (approximately 15% ownership)
ATC Management, Inc. (3.1% ownership)

Upper Peninsula Building Development Company

Penvest, Inc.
Superior Technologies, Inc. (33.33% ownership)
Super Com Limited Partnership of Northern Michigan (22.5% ownership)

EXHIBIT B

ORGANIZATIONAL CHART SHOWING THE RELATIONSHIP OF EACH EWG OR FOREIGN UTILITY COMPANY TO ASSOCIATE COMPANIES IN THE HOLDING COMPANY SYSTEM

WPS RESOURCES CORPORATION *

WPSR Capital Trust I

Brown County C-LEC, LLC (40% ownership)

*

WPS Resources Corporation is the parent holding company. All affiliated companies listed are 100% owned except as noted otherwise. All affiliates are currently active, with the exception of WPS Beaver Falls Generation, LLC, WPS Niagara Generation, LLC, WPS Syracuse Generation, LLC, WPS Northern Nevada, LLC, Mid-American Power Ventures, LLC and Neulite Industries of Wisconsin, LLC.

** An exempt wholesale generator.